UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2020

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, TX 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 14, 2020, the Board of Directors (the “Board”) of iBio, Inc. (the “Company”) elected Dr. Linda Armstrong as a Class II Director of the Board and Dr. Alexandra Kropotova and Gary Sender as Class III Directors of the Board. In connection with the election of Dr. Armstrong, Dr. Kropotova and Mr. Sender, the size of the Board was increased to ten (10) members. Dr. Armstrong and Dr. Kropotova were appointed to the Company’s newly formed Science and Technology Committee of the Board. Mr. Sender was appointed to the Audit Committee of the Board and will replace Mr. Glenn Chang as the Chairman of the Audit Committee and was also appointed to serve as a member of the Compensation Committee of the Board. Each Class of directors is up for re-election every three (3) years. Class II Directors are next up for election at the Company’s 2022 annual meeting of stockholders and Class III directors are next up for election at the Company’s 2020 annual meeting of stockholders, which will be held on December 9, 2020. Each of their terms as a director will continue until such time as their successor is duly elected and qualified or until their earlier resignation or removal.

Each of the new directors will receive compensation that includes $40,000 in annual fees in cash compensation payable quarterly, and nonqualified stock options to purchase 100,000 shares of the Company’s common stock, par value $0.001 per share, to vest in equal monthly installments over a 36 month period, issued pursuant to the iBio, Inc. 2018 Omnibus Incentive Compensation Plan. Each of the directors will enter into a stock option agreement in connection with the option grants. A brief description of the qualifications and experiences of each of Dr. Armstrong, Dr. Kropotova and Mr. Sender is below.

Linda W. Armstrong, M.D.

Dr. Armstrong is an accomplished biopharmaceutical executive with more than 20 years of experience in respiratory diseases and therapeutics. Since 2016, she has served as the Global Head of the Respiratory Development Unit at Novartis (SWX:NOVN), where she is responsible for the development of therapies to treat patients with respiratory and allergic conditions. Dr. Armstrong served in a variety of roles at Novartis since 2007, including the Head of Clinical Development & Medical Affairs, Cell and Gene Therapy and Global Head of Patient Safety. Prior to joining Novartis, she served as Medical Safety Director and subsequently as Senior Director, Medical Affairs at Pfizer, Inc. (NYSE:PFE). Dr. Armstrong also served as Group Director, Respiratory Diseases at the Schering Plough Research Institute. As a Board-Certified Pulmonologist and Internist, Dr. Armstrong served on the faculty of New York University Medical Center prior to joining Schering-Plough. She received her medical degree from Yale University School of Medicine, New Haven, Connecticut; and her Bachelor’s Degree from Harvard University, Cambridge, Massachusetts.

Alexandra Kropotova, M.D.

Dr. Kropotova is a biopharmaceutical executive with expertise in all phases of global clinical development, translational medicine and medical affairs. Since 2016, she has served as Vice President, Global Specialty R&D, Respiratory & Inflammation Therapeutic Area at Teva Pharmaceuticals (TASE:TEVA), where she leads the design and execution of global clinical development programs, the majority of which are biologic candidates for pulmonary, chronic inflammatory or autoimmune indications. Prior to joining Teva, Dr. Kropotova served in various roles at Sanofi (EPA:SAN), including Vice President, Strategy & Strategic Planning Head, North American Medical Affairs; Associate Vice President and subsequently Vice President, Immuno-Inflammation, Global R&D; and Senior Medical Director, Respiratory, Allergy & Anti-Infectives. Prior to joining Sanofi, she served in various roles at Pfizer Inc. (NYSE:PFE), most recently as Director & Head of Global Clinical Respiratory and Analgesics. Dr. Kropotova received her Master of Business Administration Degree from Ohio University Graduate School of Business, Athens, Ohio; and her Medical Degree in Internal Medicine from the Vladivostok State Medical University, Vladivostok, Russia.

Gary Sender

Mr. Sender is a senior executive and board member with more than 25 years of financial leadership experience at both large, multi-national pharmaceutical and early-stage biotechnology companies. He is currently CFO of Nabriva Therapeutics (NASDAQ:NBRV), a biopharmaceutical company engaged in the commercialization and development of novel antibiotics to treat serious infections. Prior to joining Nabriva, Mr. Sender was Synergy Pharmaceuticals’ Executive Vice President and Chief Financial Officer. Mr. Sender previously served as Shire Plc’s Chief Financial Officer and Vice President of Finance & Administration, and subsequently as its Senior Vice President of Finance. Mr. Sender currently serves on the Board of Directors of Schrödinger, Inc. (NASDAQ:SDGR) and chairs its Audit and Compensation Committees. He also serves on the Board of Directors of Harmony BioSciences Inc. (NASDAQ:HRMY) and chairs its Audit Committee. He holds a bachelor’s degree in Finance and Information Systems from Boston University and a Master of Business Administration with a concentration in Finance from Carnegie Mellon University.

There are no family relationships between any of the above named directors and any other director or executive officer of the Company, and no director named herein has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On October 14, 2020 and October 15, 2020, the Company issued three press releases announcing the appointment of each of Dr. Linda W. Armstrong, Dr. Alexandra Kropotova and Mr. Gary Sender, respectively. A copy of each of the press releases is attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press Release issued by iBio, Inc. on October 14, 2020
99.2	Press Release issued by iBio, Inc. on October 15, 2020
99.3	Press Release issued by iBio, Inc. on October 15, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: October 16, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer